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                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                        1993         1992        1991        1990         1989
                                                                      --------     --------     -------     -------     ---------
PRIMARY:
  Income (loss) before redemption premium on Series A preferred stock, extraordinary charge and cumulative effect of change in
    accounting for income taxes...................................... $ 60,269     $  4,181     $29,172     $12,940     $(104,209)
  Redemption premium on Series A preferred stock.....................  (20,000)          --          --          --           --
                                                                      --------     --------     -------     -------     ---------
  Income (loss) before extraordinary charge and cumulative effect of change
    in accounting for income taxes................................... $ 40,269     $  4,181     $29,172     $12,940     $(104,209)
  Extraordinary charge...............................................   (2,345)      (8,835)         --          --           --
  Cumulative effect of change in accounting for income taxes.........       --       (5,454)         --          --           --
                                                                      --------     --------     -------     -------     ---------
  Net income (loss).................................................. $ 37,924     $(10,108)    $29,172     $12,940     $(104,209)
  Preferred stock dividends..........................................   (4,438)      (1,000)         --      (1,000)       (1,000)
                                                                      --------     --------     -------     -------     ---------
  Net income (loss) applicable to common shares...................... $ 33,486     $(11,108)    $29,172     $11,940     $(105,209)
                                                                      --------     --------     -------     -------     ---------
                                                                      --------     --------     -------     -------     ---------
  Applicable common shares:
    Weighted average outstanding shares during the period............   77,335       73,824      71,572      63,078        54,019
    Assumed conversion of Series A preferred stock...................       --(a)        --(a)    5,300          --(a)        --(a)
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options) using the
      "treasury stock" method........................................    1,472        1,461       1,946         673           --(a)
    Contingent shares................................................       --           --          --          --          (416)
                                                                      --------     --------     -------     -------     ---------
    Total............................................................   78,807       75,285      78,818      63,751        53,603
                                                                      --------     --------     -------     -------     ---------
                                                                      --------     --------     -------     -------     ---------
  Income (loss) per share of common stock:
    Before redemption premium on Series A preferred stock,
      extraordinary charge and cumulative effect of change in
      accounting for income taxes.................................... $   0.71     $   0.04     $  0.37     $  0.19     $   (1.96)
    Redemption premium on Series A preferred stock...................    (0.26)          --          --          --           --
                                                                      --------     --------     -------     -------     ---------
    Before extraordinary charge and cumulative effect of change in accounting
      for income taxes...............................................     0.45         0.04        0.37        0.19         (1.96)
    Extraordinary charge.............................................    (0.03)       (0.12)         --          --           --
    Cumulative effect of change in accounting for income taxes.......       --        (0.07)         --          --           --
                                                                      --------     --------     -------     -------     ---------
    Net income (loss) per share of common stock...................... $   0.42     $  (0.15)    $  0.37     $  0.19     $   (1.96)
                                                                      --------     --------     -------     -------     ---------
                                                                      --------     --------     -------     -------     ---------
FULLY DILUTED:
  Income (loss) before redemption premium on Series A preferred stock, extraordinary charge and cumulative effect of change in
    accounting for income taxes...................................... $ 60,269     $  4,181     $29,172     $12,940     $(104,209)
  Reduction of interest and amortization expenses resulting from assumed conversion
    of 7.625% convertible subordinated debentures....................       --(a)        --(a)       --(a)       --(a)        --(a)
  Reduction of interest and amortization expenses resulting from assumed conversion
    of 9% convertible subordinated debentures........................    2,711           --(a)       --(a)       --(a)        --(a)
  Reduction of interest and amortization expenses resulting from assumed conversion
    of zero coupon and other notes...................................      116           --(a)       63          --(a)        --(a)
  Less applicable income taxes.......................................     (933)          --         (19)         --           --
                                                                      --------     --------     -------     -------     ---------
  Adjusted income (loss) before redemption premium on Series A preferred stock, extraordinary charge and cumulative effect of
    change in accounting for income taxes............................ $ 62,163     $  4,181     $29,216     $12,940     $(104,209)
  Redemption premium on Series A preferred stock.....................  (20,000)          --          --          --           --
                                                                      --------     --------     -------     -------     ---------
  Adjusted income (loss) before extraordinary charge and cumulative
    effect of change in accounting for income taxes..................   42,163        4,181      29,216      12,940      (104,209)
  Extraordinary charge...............................................   (2,345)      (8,835)         --          --           --
  Cumulative effect of change in accounting for income taxes.........       --       (5,454)         --          --           --
                                                                      --------     --------     -------     -------     ---------
  Adjusted net income (loss)......................................... $ 39,818     $(10,108)    $29,216     $12,940     $(104,209)
  Preferred stock dividends..........................................   (4,438)      (1,000)         --      (1,000)       (1,000)
                                                                      --------     --------     -------     -------     ---------
  Adjusted net income (loss) applicable to common shares............. $ 35,380     $(11,108)    $29,216     $11,940     $(105,209)
                                                                      --------     --------     -------     -------     ---------
                                                                      --------     --------     -------     -------     ---------
  Applicable common shares:
    Weighted average outstanding shares during the period............   77,335       73,824      71,572      63,078        54,019
    Assumed conversion of Series A preferred stock...................       --(a)        --(a)    5,300          --(a)        --(a)
    Assumed conversion of Series B preferred stock...................       --(a)        --          --          --           --
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options) using the
      "treasury stock" method........................................    1,678        1,791       2,095         936           --(a)
    Assumed conversion of 7.625% convertible subordinated
      debentures.....................................................       --(a)        --(a)       --(a)       --(a)        --(a)
    Assumed conversion of 9% convertible subordinated debentures.....    4,322           --(a)       --(a)       --(a)        --(a)
    Assumed conversion of zero coupon and other notes................       19           --(a)       70          --(a)        --(a)
    Contingent shares................................................       --           --          --          --          (416)
                                                                      --------     --------     -------     -------     ---------
    Total............................................................   83,354       75,615      79,037      64,014        53,603
                                                                      --------     --------     -------     -------     ---------
                                                                      --------     --------     -------     -------     ---------
  Income (loss) per share of common stock:
    Before redemption premium on Series A preferred stock,
      extraordinary charge and cumulative effect of change in
      accounting for income taxes.................................... $   0.69     $   0.04     $  0.37     $  0.19     $   (1.96)
    Redemption premium on Series A preferred stock...................    (0.24)          --          --          --           --
                                                                      --------     --------     -------     -------     ---------
    Before extraordinary charge and cumulative effect of change in accounting
      for income taxes...............................................     0.45         0.04        0.37        0.19         (1.96)
    Extraordinary charge.............................................    (0.03)       (0.12)         --          --           --
    Cumulative effect of change in accounting for income taxes.......       --        (0.07)         --          --           --
                                                                      --------     --------     -------     -------     ---------
    Net income (loss) per share of common stock...................... $   0.42     $  (0.15)    $  0.37     $  0.19     $   (1.96)
                                                                      --------     --------     -------     -------     ---------
                                                                      --------     --------     -------     -------     ---------
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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of primary or fully diluted net income (loss) per share of common stock.